EXHIBIT 99.1

FOR IMMEDIATE RELEASE
For more information, contact:
Barry A. Rothman
Visual Data Corporation
954-917-6655
brothman@vdat.com

Visual Data Corporation Completes Agreements
For $6.5 Million Financing

Pompano Beach, FL — June 9, 2004 — Visual Data Corporation (Nasdaq: VDAT), a business services provider that specializes in webcasting, digital asset management and audio and video transport and collaboration services, today announced the completion of agreements for a new financing, consisting of Senior Secured Convertible Debentures and Warrants and Series A-10 Convertible Preferred Stock and Warrants. The proposed financing will satisfy the $6.5 million financial requirement of the proposed merger between Visual Data and Onstream Media Corporation. The closing of the transactions are subject to approval by Visual Data shareholders and other standard closing conditions.

The purchasers of the Convertible Debentures and Warrants will also have the option, within 12 months of the declared effectiveness of a registration statement for the common shares underlying the Convertible Debentures and Warrants, to purchase up to an additional $2.3 million, in the aggregate, of Convertible Debentures and Warrants under the same terms and conditions. The Convertible Debentures, which have a 48-month term, bear interest at 8% annually, payable quarterly in cash or registered common shares, at the Company’s option based on certain requirements. The Convertible Debentures may be converted at any time following closing at the rate of $2.00 per share. The Warrants have an exercise price of $2.50 per share and a 5-year term. The Debentures are also subject to certain automatic conversion and redemption provisions. The Series A-10 Convertible Preferred Stock has a 48- month term with an 8% dividend payable in cash or additional A-10 Convertible Preferred shares. The Series A-10 Convertible Preferred Stock may be converted any time following the closing at $2.00 per share. The warrants included as part of the Series A-10 Convertible Preferred Stock have an exercise price of $2.25 and a 5-year term. The Series A-10 preferred shares automatically convert at the end of 48 months into common stock and have no other automatic conversion or redemption provisions.

The Company also reported that it has hired Robert O’Callahan, formerly the chief financial officer of Salon Media Group, Inc., as the senior vice president of finance. Following the approval of the shareholders for the financing and the merger with Onstream Media, Mr. O’Callahan will become the chief financial officer of Visual Data. Ms. Gail Babitt, currently chief financial officer of Visual Data, is working with the Company to transition her responsibilities over to Mr. O’Callahan, and she will leave her position effective with the transactions.

About Visual Data Corporation

Visual Data Corporation (http://www.vdat.com) is a business services provider, specializing in meeting the webcasting and digital asset management needs of corporations, government agencies and a wide range of organizations, as well as providing audio and video transport and collaboration services for the entertainment, advertising and public relations industries. Visual Data signed a merger agreement with privately held Onstream Media Corporation to acquire the remaining 72% of Onstream Media that Visual Data does not presently own.

Certain statements in this document and elsewhere by Visual Data are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Visual Data to complete the proposed merger with Onstream Media; if the merger with Onstream Media is completed, events or circumstances which affect the ability of Visual Data and Onstream Media to integrate successfully and achieve the anticipated benefits of the transaction; the ability of Visual Data to obtain sufficient financing; the ability of Visual Data and Onstream Media to operate profitably given each’s history of operating losses; competitive pricing for each company’s products; fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet; and dilution to shareholders caused by the issuance of stock in the merger with Onstream Media. Visual Data undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are urged, however, to consult any further disclosures made on related subjects in reports filed with the SEC.

Securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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